Exhibit 99.1

         April 30, 2012

Contact:	Stephen P. Theobald
Executive Vice President and
Chief Financial Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES ANNOUNCES AGREEMENT TO SELL PRESTON CORNERS AND CHAPEL HILL, NC BRANCH DEPOSITS TO BANK OF NORTH CAROLINA

Bank of North Carolina to Continue to Operate Branches

Company To Consolidate Remaining Raleigh Branches

Norfolk, Virginia, April [30], 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that BHR has entered into a definitive agreement with Bank of North Carolina, a subsidiary of BNC Bancorp (NASDAQ: BNCN) whereby Bank of North Carolina will purchase all deposits associated with the Gateway Bank & Trust Co. branches located at 4725 SW Cary Parkway in Cary, NC (“Preston Corners Branch”) and 504 Meadowmont Village Circle in Chapel Hill, NC (“Chapel Hill Branch”).  Under the terms of the agreement, Bank of North Carolina will also acquire the land, building and furniture, fixtures and equipment associated with the Preston Corners Branch and will assume the Company’s lease for the Chapel Hill Branch.  Bank of North Carolina intends to

continue to operate these branches.   The sale is expected to be completed in the third quarter of 2012, subject to regulatory approvals and customary closing conditions.

Separately, the Company announced that it plans to consolidate two Gateway Bank & Trust Co. branches in Raleigh, North Carolina, effective July 27, 2012.  The branch located at 8470 Falls of Neuse Road will be closed and all accounts will be transferred to the branch located at 2235 Gateway Access Point (“Lake Boone”).   The Company’s mortgage subsidiary, Gateway Bank Mortgage, which serves the Company’s regions and other parts of the Southeast, will continue to be headquartered at the Lake Boone office.

Douglas J. Glenn, President and Chief Executive Officer, said, “As part of our ongoing plan to improve the Company’s operating efficiency and return to profitability, we have decided to exit certain North Carolina markets and focus our operations in the state on the Northeastern North Carolina, Outer Banks and Raleigh markets.  In Raleigh, we will focus on serving the borrowing needs of small businesses, particularly in the Lake Boone area.”

Donna W. Richards, President - Virginia/North Carolina for BHR, said, “We appreciate the support and business of our customers over the years in the Preston Corners and Chapel Hill markets  and will make every effort to ensure that the consolidation of our Raleigh offices is seamless.”

The Company was advised by Sandler O’Neill & Partners, L.P. on the transaction with Bank of North Carolina.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements regarding the consummation, consequences and timing of the transaction and relocations.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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